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                                                                   Exhibit 11


                             ARTHUR ANDERSEN LLP


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


To The New USA Mutual Fund
(a portfolio constituting New USA Mutual Funds, Inc.):

As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our report dated March 6, 1996 on the financial statements and financial highlights of The New USA Mutual Fund included in or made a part of Post-Effective Amendment No. 8 and Amendment No. 11 to Registration Statement File Nos. 33-44905 and 811-6519, respectively.


                                        /s/ ARTHUR ANDERSEN LLP


Boston, Massachusetts
March 13, 1996